EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration  Statements (No. 333-46590,  No. 333-76615,  No. 333-124050 and No.
333-124844) on Form S-8 and the  Registration  Statement (No.  333-76611) on Form S-3D of First M&F Corporation of our reports dated
February 3, 2006 relating to the  consolidated  financial  statements of First M&F  Corporation and  management's  assessment of the effectiveness of internal  control over financial  reporting and the  effectiveness of internal control over financial  reporting of
First M&F Corporation included in this annual report (Form 10-K) for the year ended December 31, 2005.

/s/  Shearer, Taylor & Co., P.A.

Ridgeland, Mississippi
March 9, 2006